Rosenber Rich
                                  Baker Bermann
                                    &COMPANY
                         ------------------------------
                         A PROFESSSIONAL ASSOCIATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS
         380 Foothill Road - P.O. Box 6483 - Bridgewater, NJ 08807-0483
                    Phone: 908-231-1000 - FAX: 908-231-6894
                 Website: www.rrbb.com - E-Mail: info@rrbb.com


                                                        December 6, 2004

Suncoast Naturals, Inc.
Attn: William Reilly
5422 Carrier Drive
Orlando, FL  32819

Dear Bill:

Our firm has decided to reduce the number of public company clients, hence effective December 13, 2004: we are resigning as your independent auditors.

Please advise me when Suncoast Naturals, Inc. has selected a new independent auditor so we may provide any information in our firm's possession that may be required by the new auditors.

                                Very truly yours,

                                /s/ Rosenberg Rich Baker Berman & Company
                                -----------------------------------------
                                Rosenberg Rich Baker Berman & Company